1 End-of-Phase 2 FDA Meeting Review Clinical Update Q1 2024 Financial Results May 15, 2024

2 Forward Looking Statements This presentation contains forward-looking statements of Lumos Pharma, Inc. that involve substantial risks and uncertainties. All such statements contained in this presentation are forward- looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. This law that, in part, gives us the opportunity to share our outlook for the future without fear of litigation if it turns out our predictions were not correct. We are passionate about our business - including LUM-201 and the potential it may have to help patients in the clinic. This passion feeds our optimism that our efforts will be successful and bring about meaningful change for patients. Please keep in mind that actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. We have attempted to identify forward-looking statements by using words such as “projected,” "upcoming," "will," “would,” "plan," “intend,” "anticipate," "approximate," "expect," “potential,” “imminent,” and similar references to future periods or the negative of these terms. Not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, among others, statements we make regarding the plan to have an end-of-phase 2 meeting with the FDA in the first half of 2024 and the anticipated initiation of a Phase 3 program in the second half of 2024, our Phase 2 data providing a clear path to Phase 3 in PGHD, that PEMs enrich trials for patients likely to respond to LUM-201, the expected benefits to LUM-201, and any other statements other than statements of historical fact. We wish we were able to predict the future with 100% accuracy, but that just is not possible. Our forward-looking statements are neither historical facts nor assurances of future performance. You should not rely on any of these forward-looking statements and, to help you make your own risk determinations, we have provided an extensive discussion of risks that could cause actual results to differ materially from our forward-looking statements including risks related to the continued analysis of data from our LUM-201 Trials, the timing and outcome of our future interactions with regulatory authorities including our end of Phase 2 meeting with the FDA, the timing and ability of Lumos to raise additional equity capital as needed to fund our Phase 3 Trial, our ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the ability to structure and initiate our Phase 3 trial in an effective and timely manner, any statements regarding potential enrollment timelines, the ability to successfully develop our LUM-201 product candidate, the effects of pandemics, other widespread health problems or military conflicts including the Ukraine-Russia conflict and the Middle East conflict and other risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements including information in the "Risk Factors" section and elsewhere in Lumos Pharma’s Annual Report on Form 10-K for the period ended December 31, 2023, as well as other reports filed with the SEC including our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All of these documents are available on our website. Before making any decisions concerning our stock, you should read and understand those documents. We anticipate that subsequent events and developments will cause our views to change. We may choose to update these forward-looking statements at some point in the future, however, we disclaim any obligation to do so. As a result, you should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. 3.7.2024

3 Agenda • Lisa Miller, Vice President of Investor Relations • Rick Hawkins, Chief Executive Officer & Chairman • John McKew, PhD, President & Chief Scientific Officer • Rick Hawkins, Chief Executive Officer & Chairman • John McKew, PhD, President & Chief Scientific Officer • Lori Lawley, Chief Financial Officer • Duke Pitukcheewanont, MD, Chief Medical Officer • Lori Lawley, Chief Financial Officer

Summary of Milestones and Additional Phase 2 Data

Milestones & Additional OraGrowtH Trial Data

- Positive End-of-Phase 2 meeting with FDA supportive of registrational path forward
  - FDA recognized LUM-201, a growth hormone secretagogue, as a novel growth promoter
  - FDA acknowledged the use of a placebo-controlled clinical trial design as an appropriate option for a LUM-201 Phase 3 trial
- Phase 3 initiation expected by year-end 2024
  - Proposal of placebo-controlled design should improve likelihood of success
- Updated OraGrowtH data corroborate prior data showing durable LUM-201 treatment effect
  - Significant increase in growth from baseline at 6 and 12 months on LUM-201
  - LUM-201 demonstrates durability of response to 24 months

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5 FDA End-of-Phase 2 Meeting Update Positive, constructive meeting with ~30 FDA staff in attendance Acknowledged that we are not a GH product – but a novel growth promotor Tone was collaborative and focused on approaches for a Phase 3 pivotal trial FDA suggested that a placebo-controlled Phase 3 trial design is an appropriate option for a GH secretagogue like LUM-201, subject to FDA review

Summary Topline Phase 2 Data

OraGrowtH210 and OraGrowtH212 Phase 2 Clinical Trials*

- Topline Phase 2 data met all primary and secondary endpoints
- PEM test was reproducible and predicted response to LUM-201
- Oral LUM-201 significantly increased growth rates from baseline
- LUM-201 restored normal GH secretion and IGF-1 levels through increased amplitude of GH pulsatility
- LUM-201 promoted growth similar to injectable rhGH with only 20% of GH concentration levels
- Preliminary 24-month data demonstrated sustained growth on LUM-201
- Favorable investigational safety profile to date

* Topline data as announced November 2023. | Zadik et al Horm Res 1992, 24 hour concentrations calculated based on 12 hour measurement | Adapted from data in Albertsson-Wikland et al JCEM 1994; 24-hour exposures listed reflect absorbance/bioavailability of ~60% of the administered dose

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7 Phase 3 Trial Design Options Discussed with the FDA Lumos Submitted Non-Inferiority Study o LUM-201 vs rhGH control o 12-month duration o Non-inferiority margin o The lower bound of non-inferiority margin must be above the clinically meaningful AHV growth rate o LUM-201 vs placebo o 12-month duration o Must show clinically meaningful growth rate above the placebo growth rate o Potential benefit for placebo arm is an important design consideration o This presumably arose from their recognition of our unique mechanism of action compared to GH FDA suggested that a placebo-controlled Phase 3 trial is an appropriate option for a GH secretagogue such as LUM-201 AHV = Annualized Height Velocity Placebo-Controlled Study

8 12-month, 2:1 randomization, double-blind, single arm cross-over design with all placebo patients switched to LUM-201 at 6 months, who then continue for an additional 6 months on treatment Screening Up to 60 days LUM-201 1.6 mg/kg/day 12 months N ~100 Placebo control 6 months N= approximately 40 - 60 Months Remote Follow-up Contact 0 3 6 9 12 Randomization 2:1 Primary Endpoint Annualized Height Velocity at Month 12 1 month follow-up Selection with PEM test Cross to 1.6 mg/kg/day LUM-201 6 months LTSE for up to 3 yearsPlacebo control 6 months N ~50 Cross to 1.6 g/ g/ ay 1 6 s LTSE = Long-term Safety Extension Cross-over from placebo to LUM-201 Proposed Placebo-Controlled Phase 3 Trial Design • PEM+ PGHD subjects • N ~150 total • 2:1 randomization • Global trial • ~80-100 sites • Co-primary endpoints at 12 months Placebo-Controlled Phase 3 Trial

9 OraGrowtH210: LUM-201 Growth Comparable to Multiple 12-Month Historical Datasets *Daily Genotropin control group for Somatrogon Ph3 dosed at 0.034 mg/kg/day (equates to 0.24 mg/kg/wk); subjects were stratified based on GH production during a standard stim test. JCEM Volume 107, Issue 7, July 2022, Pages e2717–e2728. 1.6 m g/k g 6m 1.6 m g/k g 12 m GeN eS IS iPGHD KIG S da ily ge no tro pin co ntr ol* ba se G H > 3 (ng /m L) 0 5 10 15 9.3 8.68.38.38.08.2 12m ANCOVA vs contemporaries A nn ua liz ed H ei gh t V el oc ity (c m /y r) mg/kg LUM-201 rhGH in Moderate GHD Population Phase 4 rhGH in Moderate GHD Population Phase 3 • AHVs range from 8.3-9.3 cm/yr in historical datasets of moderate PGHD patients treated with daily rhGH • LUM-201 AHVs of 8.2 and 7.6 cm/yr at 6 and 12 months, respectively, were in line with these historical rhGH growth rates in similar moderate patient populations Highlights † ANCOVA values represent an analysis of covariates incorporating multiple baseline demographic terms. LUM-201 at 6m PP and 12m PP. Twelve-month LUM-201 AHV updated to include preliminary analysis of full 12-month dataset. Bars represent Least Squares Mean (LSM); Error bars represent the Standard Error of LSM Sources: 1 Blum et al JES 2021, 2 Lechuga-Sancho et al JPEM 2009, 3 Ranke et al JCEM 2010 † 1 2 3 LUM-201 in Moderate GHD Phase 2 OraGrowtH210 N=22 N=13 N=433 N=100 N=3075 N=94 7.6 21 1.6 6m 12m

10 OraGrowtH210: LUM-201 Produces Significant Increase in Growth from Baseline AHV at 6 and 12 Months Per Protocol (PP) Baseline AHV was not required for enrollment; therefore, baseline AHVs shown represent available data from all OraGrowtH210 cohorts. AHV ANCOVA values represent an analysis of covariates incorporating multiple baseline demographic terms. Bars represent Least Squares Mean (LSM). • LUM-201 produces a significant increase in growth from baseline • Durable effect to 12 months • Minimal drop off in AHV between 6 and 12 months on LUM-201 Highlights base LUM-201 6m 0 4 8 12 n=22 8.2 n=13 4.7 6-month PP AHV A nn ua liz ed H ei gh t V el oc ity (c m /y r) P < 0.0001 baseline 1.6mg LUM-201 @ 6 months baseline 1.6mg LUM-201 12 month 0 4 8 12 21 7.6 13 4.7 12-month AHV PP12 cohort A nn ua liz ed H ei gh t V el oc ity (c m /y r) <0.0001 1.6mg LU -201 @ 12 months N=22 N=21N=13N=13 P < . 01 Preliminary 7.6

11 LUM-201 Data Suggests Sustained Durability of Response vs SOC rhGH OraGrowtH210 & OraGrowtH212 Combined (1.6 and 3.2 mg/kg LUM-201) • Preliminary data demonstrated LUM-201 AHV durable to 24 months • More moderate year 2 AHV decline than rhGH likely due to LUM-201 restoration of GH and IGF-1 to normal levels via pulsatile secretion Highlights AHV values from the OraGrowtH studies are based on ANCOVA model (details provided on previous slides) * At 24 months, data include a subset of subjects from OraGrowtH210 trial who met protocol criteria to continue past 12 months. ** Ranke et.al. 2010 – Pfizer KIGS database rhGH treated cohort of moderate prepubertal GHD children; mean AHV for the moderate GHD cohorts were 8.58 cm/yr in year 1 and 6.89 cm/yr in year 2. L U M - 2 0 1 y 2 v s y 1 r h G H * * y 2 v s y 1 -25 -20 -15 -10 -5 0 -19.7 -9.9 210 & 212 combined LUM-201 24m AHV PP24 Pe rc en t C ha ng e in A H V fro m Y ea r 1 to Y ea r 2 LUM-201 12m LUM-201 24m rhGH** year 1 KIGS rhGH** year 2 KIGS 0 4 8 12 n=3075 6.9 n=3075 8.6 n=12 7.3 n=12 8.1 210+212 combined LUM201 AHV PP24 A nn ua liz ed H ei gh t V el oc ity (c m /y r) (A H V ) * N=12 N=12 N N 210+21 co bined LUM-

Data Presentations

lumos PHARMA

Phase 2 Data Presented at Medical Meetings

- Pediatric Endocrine Society (PES)
- Growth Hormone Research Society (GRS)
- European Congress of Endocrinology (ECE)
- Data presented at these medical conferences continue to demonstrate that by augmenting the natural pulsatile secretion of growth hormone, LUM-201 produces comparable growth to injectable rhGH with significantly less exposure to circulating growth hormone.

Updated Phase 2 OraGrowtH Data to Be Presented in Q2 2024

- Endocrine Society Annual Meeting (ENDO) – 2 abstracts accepted for presentation
- Full 12-month data from OraGrowtH212 PK/PD Trial
- Updated combined 24-month data from OraGrowtH210 and OraGrowtH212 Trials
- Additional analyses of full 12-month data from OraGrowtH210 Trial

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13 Lumos Pharma Pro Forma Financial Information as of March 31, 2024 Values in USD LUMO Cash, cash equivalents, & short-term investments to support operations through Q3 2024, inclusive of Phase 3 planning and preparatory activities. Q1 2024 R&D Expense $7.2M G&A Expense $3.8M Net Loss $10.4M Cash & Equivalents $23.2M Shares Outstanding 8,107,121

Investment Thesis

Oral therapeutic candidate targeting $4.7 billion growth-disorder market

Attractive Market Opportunity	• Global growth hormone (GH) market of ~$4.7 billion is primed for conversion to oral therapy • Lead indication, PGHD, is ~$1.5 billion global opportunity* • Market research supports rapid conversion to oral and potential expansion opportunities**
Novel Asset with Unique MOA	• Oral LUM-201 novel MOA takes advantage of natural physiology • Orphan Drug Designation in US/EU and issued patents in major markets • IP protection through 2042 in the US for novel formulation
Clear Proof of Concept	• PEM strategy de-risks patient selection, identifying likely LUM-201 responders** • Phase 2 trials met all primary and secondary endpoints • Phase 2 data demonstrated LUM-201 produces significant increase in AHV vs baseline • Consistent PK/PD and attractive safety profile to date in > 1,300 subjects studied
Regulatory Path Clarity	• Positive End-of-Phase 2 meeting with FDA held early Q2 2024 regarding Phase 3 program • Initiation of Phase 3 trial anticipated Q4 2024

First oral therapeutic represents potential paradigm shift in treatment of GHD

* Based on gross sales of rhGH worldwide
** Initial Primary Research of PGHD Market conducted for Lumos by Triangle Insights
*** PEM (Predictive Enrichment Marker) strategy consists of screening for PEM+ PGHD patients = Baseline IGF-1 > 30 ng/ml & Peak stimulation GH ≥ 5 ng/ml from single oral dose of LUM-201

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